Letter of Transmittal

Regarding Shares of Pomona Investment Fund

Tendered Pursuant to Pomona Investment Fund’s Offer to Purchase

Dated June 22, 2026

The Offer will expire on July 21, 2026

and this Letter of Transmittal must be received by

the Fund, by mail, overnight mail, by fax or e-mail, by 11:59 p.m.,

Eastern Time, on July 21, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Pomona Investment Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the Class A Shares or Class I Shares of beneficial interest in the Fund (“Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated June 22, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.

If the undersigned tenders Shares and the Fund purchases those Shares, the undersigned will receive payment in cash or a non-interest bearing, uncertificated promissory note. The cash payment of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to the account of the undersigned from which the subscription funds were debited, unless the shareholder provides different instructions.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: September 30, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), July 21, 2026

WITHDRAWAL DATE: 11:59 p.m. (Eastern Time), September 30, 2026

Unless the Offer is Extended

PARTS 1, 2, 3, AND 5 MUST BE COMPLETED FOR TENDER REQUEST

TO BE IN GOOD ORDER FOR PROCESSING

Mail To:	Pomona Investment Fund c/o Ultimus Fund Solutions PO Box 46707 Cincinnati, OH 45246
Overnight Mail To:	Pomona Investment Fund c/o Ultimus Fund Solutions 225 Pictoria Dr, Suite 450 Cincinnati, OH 45246
Email To:	pomona@ultimusfundsolutions.com
Fax To:	402-609-7043
Additional Information:	844-276-6662

ATTENTION FOR MORGAN STANLEY ACCOUNTS: Clients of Morgan Stanley Smith Barney LLC are instructed to contact your financial advisor/private wealth advisor to complete the electronic form. Morgan Stanley Smith Barney LLC’s financial advisor/private wealth advisor should submit such completed electronic form to their order entry system by 4:00 p.m. Eastern time at least two days prior to the tender offer expiration date.

ATTENTION FOR CUSTODIAL ACCOUNTS: Tenders for custodial held accounts will only be processed if custodial signed paperwork is received by the tender offer deadline. Please confirm processing turnaround times with your custodian to ensure proper signoff is received by the 20th business day.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST

TO ENSURE TIMELY PROCESSING. MORGAN STANLEY WEALTH MANAGEMENT SHAREHOLDERS

SHOULD NOT FAX OR MAIL TENDER DOCUMENTS DIRECTLY TO THE FUND.

PART 1 – NAME AND ADDRESS

Pomona Account Number[1]:
Full Account Registration:
Broker Dealer / Firm:
Advisor Name:

FOR CUSTODIAL ACCOUNTS ONLY (if applicable)	***Tenders submitted for Custodial held accounts must be submitted to the Custodian for approval and signoff.
BIN / Custodian Account Number[2]:
Custodian Name:

PART 2 – AMOUNT OF SHARES OF THE FUND BEING TENDERED:

[ ]	All Class A Shares.	[ ]	All Class I Shares.

[ ]	Portion of Shares expressed as a specific number of Shares.

Class A Shares _________ Class I Shares _________

[ ]	Portion of Shares expressed as a dollar amount.

Class A $ _________ Class I $ _________

1 - Pomona Account Number can be located on the shareholder’s Capital Account Statement

2 - BIN Number is the shareholder’s bank account number for direct accounts or BIN number is the shareholder’s custodian account number for custodial held accounts

Note to Part 2: A Shareholder tendering for repurchase only a portion of the Shareholder’s Shares will be required to maintain an account balance of at least $10,000 for Class A Shares and $10,000 for Class I Shares after giving effect to the repurchase. If a Shareholder tenders an amount that would cause the Shareholder’s account balance to fall below the required minimum, the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor that Shareholders may wish to consider when determining the extent of any tender for purchase by a Fund.

NOTE: If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein.

PART 3 – PAYMENT

(Must check one of the following options)

Please Deliver All Proceeds to the Following:

[ ]	Deliver All Proceeds to Custodian on Record (Required for Custodial held accounts)
[ ]	Deliver All Proceeds to Bank Account on Record
[ ]	Deliver All Proceeds to New Bank Account (Must complete Part 4 to provide New Bank Account Information)

PART 4 – NEW BANK ACCOUNT INSTRUCTIONS

This section only needs to be completed by shareholders who wish to have their proceeds delivered to a bank account different than the bank account currently on record.

(Note: Copy of a Voided check is required if this section is completed)

Bank Name:
ABA Routing Number:
Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 5 - SIGNATURE(S)

The undersigned Shareholder acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s registration statement under the Investment Company Act of 1940, as amended (the “Registration Statement”) and the Offer to Purchase dated June 22, 2026 (the “Offer to Purchase”) and all capitalized terms used but not defined herein have the meaning as defined in the Fund’s Registration Statement. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Investor Signature	Investor Print Name (and Title if applicable)	Date

Joint Investor Signature	Joint Investor Print Name (and Title if applicable)	Date

Custodian Signature	Custodian Print Name (and Title if applicable)	Date

IF APPLICABLE, PLACE MEDALLION SIGNATURE GUARANTEE BELOW:

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST TO ENSURE TIMELY PROCESSING.

Morgan Stanley Wealth Management Alternative Investments

REQUEST FOR REPURCHASE FORM

Instructions:

In order for the undersigned (“you”, “your” or the “Investor”) to repurchase/redeem/tender/withdraw (the “Repurchase”) all or a portion of its interest, units or shares (“Interests”) held in the fund, company or partnership indicated below (the “Fund”), please follow the below instructions to execute and deliver this Morgan Stanley Wealth Management Alternative Investment’s Request for Repurchase Form (this “Form”).

1.	The Investor should (or, if the Investor is an entity, the authorized individual of the entity should):

1.1.	Review the offering memorandum and/or organizational documents and all other applicable offering materials of the Fund (each as amended, restated and/or supplemented from time to time, collectively, the “Offering Materials”), the Morgan Stanley Wealth Management Alternative Investment Subscription and Exchange Agreement (together with the Fund or Fund program’s Terms and Conditions and any other supplements or questionnaires required to subscribe to the Fund or Fund program, the “Subscription Agreement”) as well as any terms and conditions of Repurchase (“Terms and Conditions of Repurchase”, if applicable) and execute this Form.

1.2.	Complete and deliver this Form, and any other required additional documentation as indicated on the Offering Materials, to your Financial Advisor or Private Wealth Advisor for submission to Morgan Stanley Wealth Management Alternative Investments Group. Faxed forms will not be accepted.

Capitalized terms used but not otherwise defined herein shall respectively bear the meanings ascribed to them in the Fund’s Offering Materials.

Any modifications to this document, handwritten or otherwise, will not be accepted.

If you have any questions concerning how to complete this Form, please contact your Morgan Stanley Financial Advisor or Private Wealth Advisor.

PLEASE INDICATE FULL FUND NAME:

Pomona Investment Fund

Class/Series (if any): Class I/ Class A

Wire Instructions:

The undersigned agrees that all or any funds payable to the Investor will be wire transferred to Morgan Stanley Wealth Management utilizing the below wire instructions for further credit to the Investor in accordance with the account information on file with Morgan Stanley Wealth Management:

Bank Name:

ABA Number:

Account Number:

Account Name:

FBO Account Number:

Swift/BIC Code:

Reference:

Execution Section:

The undersigned acknowledges: (i) that the Investor is requesting a repurchase/redemption/tender/withdrawal on the terms and conditions contained in the Offering Materials of the Fund previously received by the Investor and the Subscription Agreement previously executed by the Investor and accepted by the Fund, and (ii) that the representations and warranties of the Investor contained in the Subscription Agreement and the Terms and Conditions of Repurchase, if any, are true and correct in all material respects as of the date set forth below.

By executing this Form, you (for yourself and any co-investor, and, if you are signing on behalf of an entity, on behalf of and with respect to the entity and its shareholders, partners, beneficiaries, members or other beneficial owners) agree to be bound by this Form and, if applicable, the Terms and Conditions of Repurchase, which are incorporated herein as part of this Form.

Individual Investor (including Individuals, Joint Tenants, Tenants in Common)

If you are signing as joint or community property holders, the statements, representations, and warranties set forth in this Form shall be deemed to have been made by each owner of the community property. If the Interests are owned as joint tenants or tenants-in-common, signatures of all owners are required.

Entity Investor (including ERISA Plans, IRAs, Trusts, Corporations, Limited Partnerships and Limited Liability Companies)

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, members, or other beneficial owners to request this repurchase/redemption/tender/withdrawal and any statements, representations, and warranties made herein on their behalf and, if the undersigned is signing on behalf of a nominee investor, from or on behalf of such nominee investor and each beneficial owner.

This Form may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument. Any repurchase/redemption/tender/ withdrawal is subject to approval by the Fund, or as applicable by its general partner, managing member, or directors.

Account Number (if applicable)

Name of Account

Address

Name of Signer

Title of Signer (legal entities only)

X
Signature(s) of Investor

Dated

Individual Retirement Account

Morgan Stanley Smith Barney LLC hereby executes this Form not in its corporate capacity but solely as Custodian of the Individual Retirement Account(s) of the investor. Further, all representations, warranties and covenants (including indemnities) set forth herein are being made by the investor, not Morgan Stanley Smith Barney LLC.

Signature of Morgan Stanley Smith Barney LLC, as Custodian

Title of Authorized Person Signing for Morgan Stanley Smith Barney LLC, as Custodian

Dated

COMPONENT LIBRARIES:

Terms and Conditions of Repurchase:

Specify the Fund’s Terms and Conditions of Repurchase document, by title and version date in the space below, which are incorporated herein as part of this Form.

Title: Terms and Conditions of Repurchase for Pomona Investment Fund

Version Date: April 2026

Full Repurchase:

[  ] Full (Note: for gated funds that do not require a separate Form be submitted for each gate (as described in the Offering Materials), all future redemptions/withdrawals will be booked.)

Partial Repurchase – Number of Units/Shares & Dollar Amount:

[  ] Partial repurchase (choose one of the followings)

[  ] Number of units/shares: __________

[  ] Dollar Amount: $___________

Partial Repurchase – Below Minimum Balance (with Amount)

If the requested partial repurchase would put the account balance below the required minimum balance of $ 10,000, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless it is indicated otherwise by checking the following box:

[  ] Full repurchase if amount requested to be purchased would need to be reduced to maintain the minimum account balance